Exhibit 99.1

For Immediate Release:	For Further Information Contact: Jaime F. Brito ir@mariner-energy.com (713) 954-5558

MARINER ENERGY, INC. ANNOUNCES EXCHANGE OFFER FOR SENIOR NOTES DUE 2013
Houston, TX — October 10, 2006, Mariner Energy, Inc. (NYSE: ME) (“Mariner”) today announced that it has commenced an exchange offer for its outstanding 7 1/2% Senior Notes due 2013. These notes originally were issued in an April 24, 2006 private offering in an aggregate principal amount of $300,000,000. Holders of these notes may exchange them for a like principal amount of a new issue of 7 1/2% Senior Notes due 2013 pursuant to an effective registration statement on Form S-4 filed with the Securities and Exchange Commission. Terms of the new notes are substantially identical to those of the original notes, except that the transfer restrictions, registration rights and special interest provisions relating to the original notes do not apply to the new notes. Original notes that are not exchanged will continue to be subject to transfer restrictions. The new registered notes will not be subject to transfer restrictions.
The exchange offer will expire at 5:00 p.m., New York City time, on November 9, 2006, unless extended. Tenders of the original notes must be made before the exchange offer expires and may be withdrawn at any time before the exchange offer expires.
Documents describing the terms of the exchange offer, including the prospectus and transmittal materials for making tenders, can be obtained from the exchange agent, Wells Fargo Bank, N.A., Corporate Trust Operations, Sixth and Marquette, MAC N9303-121, Minneapolis, MN 55479, telephone (800) 344-5128.
This news release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of Mariner. The exchange offer is being made only pursuant to the exchange offer documents, including the prospectus and the letter of transmittal that are being distributed to holders of the original notes and have been filed with the Securities and Exchange Commission.
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, that address activities that Mariner assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Our forward-looking statements are generally accompanied by words such as “may”, “will”, “estimate”, “project”, “predict”, “believe”, “expect”, “anticipate”, “potential”, “plan”, “goal”, or other words that convey the uncertainty of future events or outcomes. The forward-looking statements provided in this press release are based on the current belief of Mariner based on currently available information as to the outcome and timing of future events. Mariner cautions that its future natural gas and liquids production, revenues and expenses and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas. These risks include, but are not limited to, price volatility or inflation, lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in the Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and other documents filed by Mariner with the Securities and Exchange Commission. Any of these factors could cause the actual results and plans of Mariner to differ materially from those in the forward-looking statements.
Investors are urged to read the Annual Report on Form 10-K for the year ended December 31, 2005 and other documents filed by Mariner with the Securities and Exchange Commission that contain important information including detailed risk factors. This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities of Mariner.
About Mariner Energy, Inc.
Mariner Energy, Inc. is an independent oil and gas exploration, development and production company with principal operations in the Gulf of Mexico and West Texas. For more information about Mariner, please visit its website at www.mariner-energy.com.
For Further Information Contact:
Jaime F. Brito, Director, Investor Relations
ir@mariner-energy.com
(713) 954-5558